       As filed with the Securities and Exchange Commission on December 13, 2002
                                                   Registration No. 333-________
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              THE DWYER GROUP, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                             73-0941783
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         1010 N. UNIVERSITY PARKS DRIVE
                                WACO, TEXAS 76707
                    (Address of Principal Executive Offices)


                              THE DWYER GROUP, INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plan)


          Thomas J. Buckley                 Copy to:   Michael H. Newman, Esq.
           Vice President,                             Gardere Wynne Sewell LLP
Chief Financial Officer and Treasurer                       1601 Elm Street
   1010 N. University Parks Drive                             Suite 3000
          Waco, Texas 76707                               Dallas, Texas 75201
           (254) 745-2400                                   (214) 999-4716
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
=========================================================================================================================

                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
          TITLE OF SECURITIES               AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
           TO BE REGISTERED                REGISTERED (1)          SHARE (2)            PRICE (2)              FEE (2)
-------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.10 par value              937,500 shares            $2.69            $2,519,123.75           $231.76
=========================================================================================================================


(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of The Dwyer Group, Inc. 1997 Stock Option Plan or other laws.

(2) Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on (a) outstanding options to purchase 846,000 shares of Common Stock at exercise prices that range from $1.81 per share to $4.20 per share and (b) 91,500 shares of Common Stock subject to options not yet granted at $4.00 per share, representing the average of the high and low prices reported for the Common Stock on December 6, 2002 on the Nasdaq National Market System.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

       The following documents filed by The Dwyer Group, Inc. (the "Registrant") with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this registration statement:

       (1) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-15227).

       (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001.

       (3) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form SB-2, as filed with the SEC on July 19, 1994, including any amendments or reports filed for the purpose of updating such description.

       In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Seventh of the Registrant's Certificate of Incorporation provides for mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

        Article Tenth of the Registrant's Certificate of Incorporation states that: "To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director."

        Article VI of the Registrant's bylaws provides for mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

        Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8. EXHIBITS.

        4.1 The Dwyer Group, Inc. 1997 Stock Option Plan and Form of Employee Stock Option Agreement (incorporated by reference to
                Exhibit 10.50 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1997)

        4.2*    Amendment No. 1 to the 1997 Stock Option Plan

        4.3*    Amendment No. 2 to the 1997 Stock Option Plan

        5.1*    Opinion of Gardere Wynne Sewell LLP

        23.1*   Consent of BDO Seidman, LLP

        23.2* Consent of Gardere Wynne Sewell LLP (included as part of Exhibit 5.1)

        24.1* Power of Attorney (set forth on the signature pages of this Registration Statement)

------------------

*      filed herewith


ITEM 9.        UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

        provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on December 13, 2002.

                                  THE DWYER GROUP, INC.


                                  By:  /s/  Thomas J. Buckley
                                     ------------------------------------------
                                       Thomas J. Buckley, Vice President, Chief
                                       Financial Officer and Treasurer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this registration statement in any capacity hereby constitutes and appoints Dina Dwyer-Owens and Thomas J. Buckley and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with the SEC, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 28, 2002.


      Name                                                    Title
      ----                                                    -----


 /s/ Theresa Dwyer                                           Chairperson of the Board and Director
---------------------------------------------
Theresa Dwyer


 /s/ Dina Dwyer-Owens                                        President, Chief Executive Officer and Director
---------------------------------------------                (Principal Executive Officer)
Dina Dwyer-Owens


 /s/ Robert Tunmire                                          Executive Vice President and Director
---------------------------------------------
Robert Tunmire


 /s/ Thomas J. Buckley                                       Vice President, Chief Financial Officer and Treasurer
---------------------------------------------                (Principal Financial and Accounting Officer)
Thomas J. Buckley


 /s/ Burton D. Cohen                                         Director
---------------------------------------------
Burton D. Cohen


 /s/ Donald J. Dwyer, Jr.                                    Director
---------------------------------------------
Donald J. Dwyer, Jr.


 /s/ John P. Hayes                                           Director
---------------------------------------------
John P. Hayes


 /s/ Donald E. Latin                                         Director
---------------------------------------------
Donald E. Latin

                                INDEX TO EXHIBITS


      Exhibit
      Number          Exhibit
      ------          -------

         4.1          The Dwyer Group, Inc. 1997 Stock Option Plan and Form of
                      Employee Stock Option Agreement (incorporated by reference to Exhibit 10.50 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1997)

         4.2*         Amendment No. 1 to the 1997 Stock Option Plan

         4.3*         Amendment No. 2 to the 1997 Stock Option Plan

         5.1*         Opinion of Gardere Wynne Sewell LLP

        23.1*         Consent of BDO Seidman, LLP

        23.2*         Consent of Gardere Wynne Sewell LLP (included as part of
                      Exhibit 5.1)

        24.1* Power of Attorney (set forth on the signature pages of this registration statement)

------------------

*      filed herewith